EXHIBIT 3.1
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                                     BY-LAWS

                                       of

                            INDUSTRIAL MINERALS, INC.

                             a Delaware Corporation



                                    ARTICLE I

         The principal office of the Corporation shall be in Mississauga, Ontario. The Corporation may have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time establish.


                                   ARTICLE II

         CONSENT OF A MAJORITY STOCKHOLDERS IN LIEU OF MEETING. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with corporate action, by any provisions of the Delaware General Corporation Laws or the Certificate of Incorporation, the meeting and vote of stockholders may be dispensed with, if a majority of the stockholders who should have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.


                                   ARTICLE III

                               Board of Directors

         Section 1. GENERAL POWERS. The business of the Corporation shall be managed by the Board of Directors, except as otherwise provided by statute or by the Certificate of Incorporation.

         Section 2. NUMBER AND QUALIFICATIONS. The Board of Directors shall consist of at least five (5) members and up to nine (9) members. The current number of Directors shall be determined by the Board of Directors at its annual meeting. No Director need be a stockholder.

         Section 3. ELECTION AND TERM OF OFFICE. The Directors shall be elected annually by the stockholders, and shall hold office until their successors are respectively elected and qualified.

         Section 4. COMPENSATION. The members of the Board of Directors shall be paid a fee of $100 for attendance at all annual, regular, special and adjourned meetings of the Board plus travel expenses. No such fee shall be paid any director if absent. Any director of the Corporation may also serve the Corporation in any other capacity, and receive compensation therefor in any form. Members of special or standing committees may be allowed like compensation for attending committee meetings.

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         Section 5.  REMOVAL  AND  RESIGNATIONS.  The  stockholders  may, at any meeting called for the purpose, by vote of a majority of the capital stock issued and outstanding, remove any directors from office, with or without cause.

         Section 6. VACANCIES. Any vacancy occurring in the office of director may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced.

         When one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have powers to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective.

         Section 7. INDEPENDENCE OF DIRECTORS. The Board of Directors shall have at least a majority of its members who are independent as defined under the Rules and Regulations of the Securities and Exchange Commission and the Rules of any Stock Exchange which may be applicable.

         Such Directors, in order to be "independent," may not be consultants to the company nor have been employees within the prior three years. Independent directors may not beneficially own more than 10% of the issued and outstanding shares of the company, including options, as computed pursuant to Section 13d(2) of the Securities and Exchange Act of 1934. Such Director may be paid compensation solely for his or her service as a Director. Such Director shall have no material relationship with the company which would impair the exercise of independent judgment.

         The following individuals will not qualify as independent directors:

o        Current officers and employees of the company or its subsidiaries.

o An individual who is or was employed by the company or any parent or subsidiary of the company during the past three years.

o An individual who accepts (or whose immediate family member accepts) any payment from the company (or any parent or subsidiary of the company) in excess of $60,000 during the current or previous fiscal year. Compensation for board service, payments arising solely from investments in the company's securities, compensation paid to an immediate family member who is a non-executive officer employee of the company (or any parent or subsidiary of the company), or benefits under a tax-qualified retirement plan or non-discretionary compensation will not be included in the $60,000.

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o        Any individual who is a partner,  controlling shareholder, or executive officer of any  organization to which or from which the company made or
         received   payments  that  exceed  five  percent  of  the   recipient's
         consolidated gross revenues or $200,000 (whichever is more) in any of the most recent three fiscal years.

o An individual who is an immediate family member of an individual who is or has been employed by the company (or any parent or subsidiary of the company) as an executive officer during any of the past three years.

o An individual who is an executive officer or another entity where any of the listed company's executive officers serve on the compensation committee.

o An individual who is or was a partner or employee of the company's outside auditor, and worked on the audit engagement, during any of the past three years.

         Section 8. QUALIFIED FINANCIAL EXPERT. At all times, the Board shall have appointed to it, one independent director who is a Qualified Financial Expert as defined in the Rules of the Securities and Exchange Commission (Rule 10A-3). Such director shall be the chairperson of the Audit Committee of the Board of Directors and shall adhere to the responsibilities as provided under the Sarbanes-Oxley Act of 2002 regarding Qualified Financial Experts.

         Section 9. EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS. The independent directors serving on the Board must meet in executive session (i.e., without the presence of non-independent directors) as often as necessary but at least once a year.


                                   ARTICLE IV

                         Meetings of Board of Directors

         Section 1. REGULAR MEETINGS. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders or any special meeting of the stockholders at such places within or without the State of Delaware and at such times as the Board may by vote from time to time determine. It is required that a regular board meeting be held each calendar quarter.

         Section 2. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any place whether within or without the State of Delaware at any time when called by the President, Treasurer, Secretary or two or more directors. Notice of the time and place thereof shall be given to each director at least three (3) days before the meeting if by mail or at least twenty-four

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hours if in person or by  telephone  or  telegraph.  A waiver of such  notice in writing, signed by the person or persons entitled to said notice, either before or after the time stated therein, shall be deemed equivalent to such notice. Notice of any adjourned meeting of the Board of Directors need not be given.

         Section 3. QUORUM. The presence, at any meeting, of one-third of the total number of directors, but in no case less than four (4) directors, shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise required by statute or by the Certificate of Incorporation, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn such meeting from time to time until a quorum be present.

         Section 4.a. CONSENT OF DIRECTORS IN LIEU OF MEETING. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or committee, and such written consent is filed within the minutes of the Corporation.

                  b. The Board of Directors may hold regular or special meetings by telephone conference call, provided that any resolutions adopted shall be recorded in writing within 3 days of such telephone conference, and written ratification of such resolutions by the directors shall be provided within 10 days thereafter.


                                    ARTICLE V

                        Committees of Board of Directors

         The Board of Directors shall designate three committees, one each for Audit, Nominating, and Compensation, each committee to consist of three or more of the independent directors of the Corporation, which, to the extent provided in the resolution, shall manage the affairs of the Corporation in relation to the subject matter of the committee in accordance with all State and Federal laws and rules and the rules of any Exchange upon which the capital stock of the company is listed. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         The committees of the Board of Directors shall keep regular minutes of their proceedings and recommendations and report the same to the Board of Directors. The committees shall obtain Board approval of any recommended action and shall file reports and supplemental reports of actions with the Board in relation to issues and operations within the committees' responsibilities.

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         Audit Committee. Each member of the Audit Committee must be financially literate and one member must be financially sophisticated. The chairperson of the Audit Committee must be a "qualified financial expert" as defined under the Sarbanes-Oxley Act of 2002. The Audit Committees must be vested with all responsibilities and authority required by SEC Rule 10A-3. The Audit Committee is required to hold meetings on at least a quarterly basis.

         Conflicts of Interest. The Audit Committee shall conduct an appropriate review of all related party transactions on an ongoing basis. The Audit Committee shall review all potential conflicts of interest situations and shall require written disclosure of potential conflicts with all necessary details to recommend appropriate Board action.

         Compensation and Nominating Committees. Board nominations and chief executive officer compensation must be approved by a committee composed entirely of independent directors.


                                   ARTICLE VI

                                    Officers

         Section 1. NUMBER. The Corporation shall have a President, a Secretary and a Treasurer, and such other officers, including Vice Presidents as may be deemed necessary. One person may hold any two offices except the offices of President and Vice President and the offices of President and Secretary.

         Section 2. ELECTION, TERM OF OFFICE AND QUALIFICATION. The officers specifically designated in Section 1 of this Article VI shall be chosen annually by the Board of Directors and shall hold office at the will of the Board until their successors are chosen and qualified. No officer need be a director.

         Section 3. SUBORDINATE OFFICERS. The Board of Directors from time to time may appoint other officers and agents, including one or more Assistant Secretaries and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board of Directors from time to time may determine. The Board of Directors may delegate to any office the power to appoint any such subordinate officers, agents and factors and to prescribe their respective authorities and duties.

         Section 4. REMOVALS AND RESIGNATIONS. The Board of Directors may at any meeting called for the purpose, by vote of a majority of their entire number, remove from office any officer or agent of the Corporation, or any member of any committee appointed by the Board of Directors.

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         The Board of Directors may at any meeting, by vote of a majority of the directors present at such meeting, accept the resignation of any officer of the Corporation.

         Section 5. VACANCIES. Any vacancy occurring in the office of President, Vice President, Secretary, Treasurer or any other office by death, resignation, removal or otherwise shall be filled for the expired portion of the term in the manner prescribed by these By-Laws for the regular election or appointment to such office.

         Section 6. THE PRESIDENT. The President shall be the chief executive officer of the Corporation and, subject to the direction and under the supervision of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The President shall preside at all meetings of the stockholders and of the Board of Directors at which he is present. The President shall do and perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

         Section 7. THE VICE PRESIDENT. At the request of the President or in the event of his absence or disability, the Vice President, or in case there shall be more than one Vice President, the Vice President designated by the President, or in the absence of such designation, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Any Vice President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors, or the President.

         Section 8.  THE SECRETARY.  The Secretary shall:

         a. Record all the proceedings of the meetings of the Corporation and directors in a book to be kept for that purpose;

         b. Have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under the direction of the Secretary), an original or duplicate of which shall be kept at the principal office or place of business of the Corporation in the State of Delaware;

         c. Prepare and make, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order;

         d. See that all notices are duly given in accordance with the provisions of these By-Laws or as required by statute;

         e. Be custodian of the records of the Corporation and the Board of Directors, and of the seal of the Corporation, and see that the seal is affixed to all stock certificates prior to their issuance and to all documents, the execution of which on behalf of the Corporation under its seal have been duly authorized;

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         f. See that all books, reports, statements,  certificates and the other documents and records required by law to be kept or filed are properly kept or filed; and

         g. In general, perform all duties and have all powers incident to the office of Secretary and perform such other duties and have such powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors or the President.

         Section 9.  THE TREASURER.  The Treasurer shall:

         a.  Have  supervision  over  the  funds,   securities,   receipts,  and
disbursements of the Corporation;

         b. Cause all monies and other valuable effects of the Corporation to be deposited in its name and to its credit, in such depositories as shall be selected by the Board of Directors or pursuant to authority conferred by the Board of Directors.

         c.  Cause the funds of the  Corporation  to be  disbursed  by checks or
drafts  upon  the  authorized   depositories  of  the  Corporation,   when  such
disbursements shall have been duly authorized;

         d. Cause to be taken and preserved proper vouchers for all monies disbursed;

         e. Cause to be kept at the principal office of the Corporation correct books of account of all its business and transactions;

         f. Render to the President or the Board of Directors, whenever requested, an account of the financial condition of the Corporation and of his transactions as Treasurer;

         g. Be empowered to require from the officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation; and

         h. In general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such power as from time to time may be assigned to him by these By-Laws or by the Board of Directors or President.

         Section 10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers shall have such duties as from time to time may be assigned to them by the Board of Directors or the President.

         Section 11. SALARIES. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors shall delegate to the Compensation Committee the power to fix

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the  salaries  or other  compensation  of any  officers or agents  appointed  in accordance with the provisions of Section 3 of this Article VI and the Rules of any Exchange on which the Company may be listed. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

         Section 12. SURETY BOND. The Board of Directors may secure the fidelity of any or all of the officers of the Corporation by bond or otherwise.


                                   ARTICLE VII

                            Execution of Instruments

         Section 1. EXECUTION OF INSTRUMENTS GENERALLY. All documents or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officer or officers or such agent of the Corporation and in such manner as the Board of Directors from time to time may determine.

         Section 2. CHECKS, DRAFTS, ETC. All notes, drafts, acceptances, checks, endorsements, and all evidence of indebtedness of the corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

         Section 3. PROXIES. Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the President or Vice President and the Secretary or Assistant Secretary of the Corporation or by any other person or persons duly authorized by the Board of Directors.


                                  ARTICLE VIII

                                  Capital Stock

         Section 1. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to have a certificate, signed in the name of the Corporation by the Chairman or Vice President of the Board of Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the

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number of shares owned by him in the Corporation;  provided, however, that where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board of Directors, President, Vice President, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary may be facsimile. In case any officer or officers who shall have signed, or whole facsimile signature or signatures shall have been used thereon, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation, and any such delivery shall be regarded as an adoption by the Corporation of such certificate or certificates.

         Certificates of stock shall be in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors.

         Section 2. TRANSFER OF STOCK. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by his attorney duly authorized in writing, upon surrender to the Corporation of the certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer tax stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

         Section 3. RIGHTS OF CORPORATION WITH RESPECT TO REGISTERED OWNERS. Prior to the surrender to the Corporation of the certificates for shares of stock with a request to record the transfer of such shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

         Section 4. RECORD DATE AND PROHIBITIONS ON CLOSING STOCK TRANSFER BOOK. The Board of Directors may not close the Stock Transfer Book of the Corporation for any period. The Board shall set a Record Date not exceeding fifty (50) days preceding the date of any meeting of the stockholders or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding (50) days in connection with obtaining the consent of stockholders for any purpose. The Board of Directors shall fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any

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such meeting and any adjournment  thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to
exercise  such  rights,   or  to  give  such  consent,   as  the  case  may  be,
notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

         Section 5. RECORD DATE. The Company must establish a record date for shareholders entitled to a dividend which is at least ten days after the date on which the dividend is declared (declaration date). A Company shall give any Exchange on which its stock is listed at least ten days' notice in advance of record date established for any other purpose, including meetings of shareholders.

         Section 6. LOST, DESTROYED AND STOLEN CERTIFICATES. Where the owner of a Certificate for shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner (a) so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) files with the Corporation a sufficient indemnity bond; and (c) satisfies such other reasonable requirements, including evidence of such loss, destruction, or wrongful taking, as may be imposed by the Corporation.


                                   ARTICLE IX

                                    Dividends

         Section 1. SOURCES OF DIVIDENDS. The directors of the Corporation, subject to any restrictions contained in the statutes and Certificate of Incorporation, may declare and pay dividends upon the shares of the capital stock of the Corporation either (a) out of its new assets in excess of its capital, or (b) in case there shall be no such excess, out of its net profits for the fiscal year then current or the current and preceding fiscal year.

         Section 2. RESERVES. Before the payment of any dividend, the directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and the directors may abolish any such reserve in the manner in which it was created.

         Section 3. RELIANCE ON CORPORATE RECORDS. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

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         Section  4.  MANNER  OF  PAYMENT.  Dividends  may be paid in  cash,  in property, or in shares of the capital stock of the Corporation.

                                    ARTICLE X

                                      Seal

         The Corporate seal, subject to alteration by the Board of Directors, shall be in the form of a circle and shall bear the name of the Corporation and shall indicate its formation under the laws of the State of Delaware. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                   ARTICLE XI

                                   Fiscal Year

         Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.


                                   ARTICLE XII

                                   Amendments

         Section 1. BY THE STOCKHOLDERS. Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, these By-Laws may be amended or repealed, or new By-Laws may be made and adopted by a majority vote of all the stock of the Corporation issued and outstanding and entitled to vote at any annual or special meeting of the stockholders.

         Section 2. BY THE DIRECTORS. Except as otherwise provided in the Certificate of Incorporation, these By-Laws, including amendments adopted by the stockholders, may be amended or repealed by a majority vote of the whole Board of Directors at any regular or special meeting of the Board.


                                  ARTICLE XIII

         The Board of Directors hereby adopt the provision of Delaware Corporate Laws (as they may be amended from time to time) relating to Indemnification and incorporate such provisions by this reference as fully as if set forth herein.

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                                   ARTICLE XIV

                                 Code of Ethics

         The board hereby adopts a code of ethics that meets the definition of a "code of ethics" under the Sarbanes-Oxley Act of 2002. (See attached Exhibit A.)


                                   ARTICLE XV

                                   Disclosure

         The company is required to issued a press release disclosing receipt of an audit opinion that contains a going concern qualification from the company's outside auditor, as well as any board changes and vacancies.


                                   ARTICLE XVI

                             Shareholders' Meetings

         Section 1. MEETINGS AND SOLICITATION OF PROXIES REQUIRED. The company is required, with respect to any matter requiring authorization by its shareholders, to either (a) hold a meeting of its shareholders in accordance with its charter, By-Laws, and applicable state or other laws and to solicit proxies (pursuant to a proxy statement conforming to the proxy rules of the SEC) for such meeting of stockholders, or, (b) use written consents in lieu of a special meeting of shareholders as permitted by applicable law. The company must comply with applicable state and federal laws and rules (including interpretations thereof), including without limitation, SEC Regulations 14A and 14C.

         Section 2. ANNUAL MEETINGS. The company shall hold meetings of its stockholders annually to elect directors and to take action on other corporate matters in accordance with its charter, By-Laws, and applicable state or other laws within 180 days after the end of the fiscal year, in accordance with
Section 14 of the Securities and Exchange Act of 1934.

         Section 3. NOTICE OF MEETINGS. The company is required to give shareholders written notice at least ten days in advance of all shareholders' meetings and to provide for such notice in its By-Laws, in compliance with all SEC rules and regulations.

         The closing of the company's transfer books may not occur for any purpose.



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

         Shareholders notice and proxy-soliciting material should be received by stockholders as many days as possible (preferably at least 20 days) in advance of the meeting. A similar arrangement should be followed in delivering such proxy material to broker organizations in order to allow such organizations ample time to mail the material to, and receive voting instructions from, beneficial owners.

         In the case of a routine meeting, if the proxy material is distributed by a broker organization, as record holder, to the beneficial owners of the shares, at least 15 days before the meeting, and voting instructions from the beneficial owner are not received ten days prior to the meeting, the broker organization may then vote the proxy in its discretion. Otherwise, the broker organization must receive specific voting instructions from its customers.

         If a company plans to request brokers to forward proxy-soliciting material to customers, it should communicate with the brokers at least ten days in advance of the voting record date for the meeting:

                  (a) informing them of the record and meeting dates:

                  (b) providing them with a return postcard on which they may indicate the number of sets of proxy material required for transmittal to customers; and

                  (c) agreeing to reimburse them for out-of-pocket expenses incurred in handling the material. The sets of proxy material distributed to member organizations should include the required number of proxies and annual reports to assure compliance with the rules and regulations of the Exchange and the SEC.

         Section 4. COMMON VOTING RIGHTS. Voting rights of existing shareholders of publicly traded common stock registered under Section 12 of the Exchange Act cannot be disparately reduced or restricted through any corporate action or issuance. Examples of such corporate action or issuance include, but are not limited to, the adoption of time-phased voting plans, the adoption of capped voting rights plans, the issuance of super voting stock, or the issuance of stock with voting rights less than the per share voting rights of the existing common stock through an exchange offer.

         Section 5. SHAREHOLDER APPROVALS. Shareholder approval must be obtained to issue additional shares to be issued in connection with:

         (a) a transaction involving:

                           (i) the sale, issuance,  or potential issuance by the
                  company of common stock (or securities convertible into common stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal shareholders of the company equals 20% or more of presently outstanding common stock; or

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

                           (ii) the sale, issuance, or potential issuance by the
                  company of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock; or

         (b) a transaction which would involve the application of the Exchange's original listing standards as amended, if the company is already listed.

         Section 6. QUORUM. A quorum of the shares issued and outstanding and entitled to vote shall be 33 1/3%.


























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
                                    EXHIBIT A
                                       TO
                                     BYLAWS
                                       OF
                            INDUSTRIAL MINERALS, INC.

                           Integrity and Ethics Policy

Governing Principle
The fundamental principle governing corporate actions and the actions of all employees, officers and board members is that ethics and business are inseparable. Industrial Minerals Inc business objectives can be achieved only by following the highest ethical standards and complying with all the local and national laws and regulations that pertain to its operations. All functional units shall seek to ensure that covered persons are familiar with the laws, regulations and corporate standards of business conduct that govern their areas of responsibility and that they fully comply with those external and internal requirements. Any lapses in compliance must be reported to an appropriate level of management and compliance must be restored promptly. Failure to obey laws and regulations violates this policy and may expose both you and the company to criminal or civil prosecution. Any violation of this policy may result in corrective action up to and including termination.

Persons Covered
This policy covers all employees, officers and members of the board of directors of Industrial Minerals Inc. The conduct applies equally to all covered persons and that there is no distinctions based on function or level within the company.

Financial Integrity
The corporation shall maintain its books and records at all times consistent with the requirements of generally accepted accounting principles (GAAP) and in compliance with applicable laws and regulations. All covered persons shall undertake to insure that the corporation's records will fairly reflect its transactions and its assets.

o        No unrecorded funds shall be established.

o No false entry or entry that obscures the purpose of the underlying transaction shall be made in the books and records of the corporation.

o No payment on behalf of the corporation shall be authorized or made by any covered person with the intention or understanding that any part of such payment is for a purpose other than that described by the documents supporting the payment.

o No funds or assets of the corporation shall be used to make any payment for any unlawful purpose or to influence or attempt to influence improperly any other person.

Environmental, Health and Safety
Industrial Minerals Inc will plan, construct and operate its facilities in compliance with all applicable legislation, and where feasible to not only meet,


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

but surpass standards set by applicable legislation. The company will maintain active programs to evaluate operational risks to human health and safety and the environment.

Entities Covered
This policy is applicable to Industrial Minerals Inc, and all subsidiaries, affiliates, partnerships over which Industrial Minerals Inc has control. As to business ventures in which Industrial Minerals Inc is involved other than those over which it has control, Industrial Minerals Inc shall exercise its power and authority as a shareholder or participant to attempt to cause this policy to be adopted and implemented.

Conflict of Interest
No employee, officer or board member may have a personal, financial or family interest that could in any way prevent the individual from acting in the best interests of the corporation. All covered persons must be sensitive to appearances of conflicts of interest as well as to actual or potential conflicts of interest.

o Actual or potential conflicts of interest can take many forms including but not limited too, for example, employment, consulting or agency relationships, business investments, receipt of improper personal benefits, and competition with the corporation.

o All actual or potential conflicts of interest must be reported to management promptly.

o Any conflict of interest waiver relating to board members or executive officers may only be made after review and approval by the board upon the recommendation of its governance and nominating committee.

o Any such waiver must be publicly disclosed to the extent required by law.

Inside Information
Non-public information that may be considered "material" to investors and others shall be disclosed to the public only by an authorized Industrial Minerals Inc representative. Until such disclosure is made, such information, often referred to as "inside information", shall be retained in strict confidence. Specifically, covered persons shall not

o disclose inside information to any outside person or group until the information has been publicly released by the corporation,

o disclose inside information to any other covered person except on a strict need-to-know basis,

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

o take any economic or personal advantage of any such information, such as buying or selling stock or other securities of the corporation or of any other company to which the inside information may pertain.

Compliance Program Elements
Each Industrial Minerals Inc business unit shall determine the significant compliance risks related to its business and establish such practices and procedures as are necessary to adequately prevent and detect non-compliance.

o Reasonable steps shall be taken to train covered persons regarding compliance standards and procedures.

o Monitoring and auditing programs that are reasonably designed to detect illegal conduct by covered persons, and a reporting system under which violations or suspected violations can be reported, shall be established.

o Appropriate disciplinary action shall be taken against those covered persons who violate this policy.

o If a violation is detected, Industrial Minerals Inc or the relevant business unit shall take all reasonable steps to respond appropriately and prevent a recurrence.

o        Industrial   Minerals,   Inc.  employees  have  the  responsibility  to
         understand and follow this policy.

Harassment  in  the  Workplace.   Industrial  Minerals,  Inc.  is  committed  to
maintaining a positive work environment where all employees are treated with dignity and respect. Harassment of any kind in the workplace is not tolerated.

We must demonstrate inclusion and teamwork by valuing the dignity of every person, honoring differences, and speaking up when we witness harassment. Harassment generally means offensive conduct that is severe and pervasive and singles out an employee to the detriment or objection of that employee because of a difference protected by law or Industrial Minerals, Inc. policy such as race, gender, sexual orientation, religion, national origin, age, disability, etc. Harassment covers a wide range of conduct, from direct requests of a sexual nature to situations where offensive behavior (e.g., insults, offensive jokes or slurs, offensive material posted in the workplace, etc.) results in a hostile work environment.

Equal Employment Opportunity

Industrial Minerals, Inc. seeks to create an atmosphere of inclusion where diversity is valued, the dignity of each person is respected, and our


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

contributions are recognized. We expect Industrial Minerals, Inc. employees to demonstrate the values of teamwork and inclusion by acting with mutual respect and cooperation. We do not tolerate discrimination in the workplace against our employees.

We comply with laws concerning discrimination and equal opportunity that specifically prohibit discrimination on the basis of certain differences. We will recruit, select, train and pay based on merit, experience and other work-related criteria.





























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